Commitment Growth Leadership Safety Sustainability Solutions Driven ByEnergy Strength Team Service Maxim Group, LLC Non-Deal Virtual Road Show November 17, 2020 Performance Community Value Chesapeake Utilities Corporation Exhibit 99.1

Forward Looking Statements and Other Disclosures Safe Harbor Statement: Some of the Statements in this document concerning future Company performance will be forward-looking within the meanings of the securities laws. Actual results may materially differ from those discussed in these forward-looking statements. You should refer to the additional information contained in Chesapeake Utilities’ 2019 Annual Report on Form 10-K, the Form 10-Q for the quarter ended September 30, 2020 filed with the SEC and other SEC filings concerning factors that could cause those results to be different than contemplated in today’s discussion. REG D Disclosure: Today’s discussion includes certain non-GAAP financial measures as defined under SEC Regulation D. Although non-GAAP measures are not intended to replace GAAP measures for evaluation of Chesapeake’s performance, Chesapeake believes that portions of the presentation, which include certain non-GAAP financial measures, provide a helpful comparison for an investor’s evaluation purposes. Gross Margin (non-GAAP measure): Gross Margin is determined by deducting the cost of sales from operating revenue. Cost of sales includes the purchased fuel cost for natural gas, electric and propane distribution operations and the cost of labor spent on different revenue-producing activities and excludes depreciation, amortization and accretion. Other companies may calculate gross margin in a different manner. COVID-19 Impact: At this time, we cannot fully quantify the future impact that the Coronavirus Disease 2019 (“COVID-19”) will have on the economy, and more particularly, on Chesapeake Utilities Corporation. The earnings and capital estimates we have included herein do not reflect any future estimates of the potential impact. For the third quarter and year-to-date we have provided estimates of the short-term impact of COVID-19. The Company is continuing to assess recoverability and to date has not established regulatory assets associated with the incremental expense impacts, as currently authorized by the Delaware, Maryland and Florida PSCs. As we gain further clarity on the future impacts caused by COVID-19, including the impact on our projected gross margin, EPS estimates, timing of capital expenditures, etc., we will update our guidance accordingly.

Business Overview Diversified Energy Delivery Business Natural Gas Distribution Delaware, Maryland, Florida Electric Distribution Florida Propane Distribution and AutoGas Delaware, Maryland, Pennsylvania, Virginia, Florida Natural Gas Transmission Delaware, Maryland, Pennsylvania, Florida Marlin Mobile CNG and RNG Utility Services (Virtual Pipeline) Eight Flags Combined Heat & Power Eastern United States Regulated Energy Unregulated Energy 81% 19% Natural Gas Transportation Ohio Downstream 62% Midstream 38%

Driven by Energy. Delivering Energy. Financial Discipline Driving Growth and Performance Five Year Performance thru September 30, 2020 Cap Ex/Total Capitalization EPS Growth Dividend Growth Earnings Retention Return on Equity Annual Shareholder Return 19.5% 8.7% 8.9% 57.5% 11.6% 11.7%

Key Third Quarter Announcements Business Development and Growth Partnered with CleanBay Renewables to Increase Sustainable Energy on Delmarva Maryland PSC Approval and Completion of Elkton Gas Acquisition $75 million At-The-Market Equity Offering Program Partnered with Atlanta Gas Light to Build CNG Filling Station at Port of Savannah Chesapeake Utilities Corporation Named Top Workplace for Ninth Consecutive Year Partnered with Fortistar and Rumpke Waste & Recycling for Renewable Fuel Project in Ohio Hurricane Michael Settlement Approved by the Florida Public Service Commission Dividend of $0.44 for January 2021 – 60th Year of Consecutive Dividends Paid CPK Named to S&P Small Cap 600 Index Completed acquisition of Western Natural Gas Company, a Florida propane company e

Financial Summary GAAP Income and Income from Continuing Operations 6

Key Business Factors: COVID–19 Impact Chesapeake Utilities is an “essential business” to our customers and communities. As such, our operational activities and construction projects continue; all the while, we are adhering to safety guidelines and social distancing. The Company’s pandemic response plan, which has included all employees who can to telework, and providing personal protective equipment (PPE) to those employees who have continued to operate in the field delivering our essential services, remains robust and in place. Operating Income Regulatory As the COVID-19 pandemic is ongoing, the Company to date has not established regulatory assets associated with the incremental expense impact, as currently authorized by the three PSCs (Delaware, Maryland and Florida) We are continuing to assess recoverability We No significant COVID-19 impact on our FERC Regulated interstate transmission line For the three and nine months ended September 30, 2020, respectively, the COVID-19 operating income impacts were $1.9 million and $6.7 million, respectively; including increased bad debt expense reserves associated with customer delayed payments increasing aged accounts receivables Year-to-date net income was reduced $1.9 million or $0.12 per share

Capital Expenditures Forecast UPDATED Estimate for 2020 The Company's capital expenditures were $143.9 million for the nine months ended September 30, 2020. We will continue to update this forecast as we move through the year, including any unexpected capital delays resulting from COVID-19. Increased low range forecast for 2020 from $185 million to $195 million.

Capital Structure Overview Actual and ProForma Close to achieving the low end of our target equity range

ATM Equity Issuance Inclusion of Chesapeake Utilities in the S&P Small Cap 600 Index Chesapeake Utilities (CPK) joined the S&P Small Cap 600 Index effective October 1, 2020 CPK replaced Momenta Pharmaceuticals (acquired by Johnson and Johnson) in the S&P Small Cap 600 Index The S&P Small Cap 600 Index is considered the primary benchmark for US small cap companies Minimum Eligibility requirements include a market capitalization of $600 million to $2.4 billion and consistent positive earnings for at least the past four consecutive quarters CPK’s addition to the S&P Small Cap 600 Index provided momentum to CPK stock in terms of volume and share price – which provided CPK a great opportunity to utilize its ATM program and sell stock into the market for September 28-30th CPK issued 735,336 shares under the ATM at an average price of $84.96 for gross proceeds of $62.5 million new equity

Major Projects and Initiatives Gross Margin Contributions New Gross Margin Initiatives

Recent and Current Business Expansions

Business Development Continues to Identify New Opportunities

Recently Completed

- Northwest Florida Expansion
- ESNG 2017 System Expansion Project (Delmarva Peninsula)
- Boulden Acquisition Propane
- Auburndale (FL) Pipeline
- Elkton Gas Acquisition LDC
- Callahan (FL) Pipeline
- Western Natural Gas Propane Acquisition

Projects Underway

- Del-Mar Energy Pathway Expansion (new county in MD) Full Service Q4 2021
- West Palm Beach County Expansion (FL) Full Service Q2 2021
- Bioenergy Devco Delaware RNG Transport
- Guernsey Pipeline Expansion (Ohio) Partial Service Q4 2021
- CleanBay Maryland RNG Transport
- Fortistar RNG Project (Ohio)

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Key Regulatory Initiatives Hurricane Michael Limited Proceeding In September 2020, the Florida Public Service Commission approved a settlement agreement regarding the final cost recovery and rates associated with Hurricane Michael. The settlement of the Hurricane Michael proceeding improved operating income by $2.9 million for the third quarter, including $1.9 million in operating income which was previously billed under interim rates and fully reserved during the first half of 2020. The settlement agreement allowed FPU to: (a) record regulatory assets for storm costs in the amount of $45.8 million including interest which will be amortized over six years (b) recover these storm costs through a surcharge for a total of $7.7 million annually (c) collect an annual increase in revenue of $3.3 million to recover capital costs associated with new plant and a regulatory asset for the cost of removal and undepreciated plant The new base rates and storm surcharge were effective on November 1, 2020.

Renewable Natural Gas Waste products are converted to Biogas in an anaerobic digester. The raw Biogas does not meet gas pipeline quality standards. An upgrading (clean-up) process, similar to the gas processing CPK currently operates in Ohio, is required to produce Biomethane, typically referred to as Renewable Natural Gas (RNG) prior to pipeline injection. 14

CPK's Renewable Natural Gas Proposition

Presents Multiple Investment Opportunities

<u>CPK RNG Initiatives:</u>
Bioenergy DevCo - Poultry Waste
CleanBay Renewables – Chicken Litter
Fortistar - Waste Recycling

	Marlin Gas Transport	Transmission Operations	Distribution Operations
Investment Opportunity	Additional transportation equipment to support growing opportunity	Interstate pipeline interconnects for receipt of renewable natural gas	Potential investment in gas processing equipment which we will seek to include in rate base
Regulatory Actions	Unregulated Gas Transport	Tariff changes made by ESNG to accept this pipeline quality gas. PPC filing to be done in the future.	No tariff changes initially; will be part of the PGA
Long-term Value	Multi-year contracts to transport gas to pipeline systems	Multi-year contracts for receipt of gas into system and delivery into distribution system.	Multi-year contracts for processing and receipt of gas into distribution system.

- ***As a result of the Bioenergy DevCo ., CleanBay and Fortistar projects, the Company expects to generate $1.0 million in incremental margin in 2021 from renewable gas transportation.***
- ***These projects provide the opportunity for the Company to utilize renewable natural gas, and play an active role in the clean-up of poultry waste as well support the sustainability of agribusiness on Delmarva.***
- ***There are numerous profitable investment opportunities across the CPK value chain as we play a key role in ensuring a sustainable future for our local communities.***

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ESG Stewardship We are a responsible company that promotes integrity, accountability and reliability, with the safety of those we serve as our highest priority. The key to our success is our strong culture that fully engages all of our team members across the organization. Our Equity, Diversity and Inclusion Council promotes our culture -- everyone matters, every day. Our Employee Resource Groups celebrate, honor and share the unique experiences among our team members and create a forum for collaboration and innovation that contributes to our strategic growth. We are committed to providing safe, reliable, sustainable and efficient energy solutions to customers. Our corporate governance is the foundation of our processes and our decision-making throughout the Company, beginning with our Board of Directors and extending to every employee. We continue to cultivate the Chesapeake Utilities’ sustainability story.

ESG At Our Core

CHESAPEAKE UTILITIES NAMED TOP WORKPLACE FOR NINTH CONSECUTIVE YEAR

Each employee at Chesapeake Utilities is a valued member of our team, bringing diverse and inclusive perspectives to help achieve our goals. The Company continues to promote the growth and development of its employees, including the strategic thinking and creative energy that are integral to our success. We are honored to work alongside our employees who continue to rise to the occasion, evident even more throughout our Company's COVID-19 pandemic response.


OPERATION
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- World Mental Health Day 2020
- Energy Efficiency Day 2020
- Women in Energy
- Safety Practices and Security Tips
- #GASisKey...and so are you.

NEW OHIO-BASED RENEWABLE FUEL PROJECT AIMS TO CAPTURE THE EQUIVALENT OF NEARLY 50K TONS OF CARBON TO DISPLACE DIESEL AND FUEL 725 BIOFUEL TRUCKS

Fortistar, Rumpke Waste & Recycling and Chesapeake Utilities Corporation Announce $33 Million Project to Address Global Climate Change. The project will extract and capture waste methane from the Noble Road landfill in Ohio and transform it into Renewable Natural Gas.

CHESAPEAKE UTILITIES CORPORATION PARTNERS WITH ATLANTA GAS LIGHT TO BUILD CNG FILLING STATION AT PORT OF SAVANNAH

The station aligns with our ongoing commitment to environmental responsibility by supplying clean-burning natural gas to fuel vehicles and making it available to customers with limited access to natural gas. CNG-powered vehicles produce lower emissions than gasoline and diesel vehicles, reducing greenhouse gas emissions by up to 30%, and nitrogen oxide emissions by 85%.

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Capital Investment Guidance Continued Record Investment in Our Business to Drive Growth Target Cap Ex 2018 – 2022 : Up to $1 billion $303,153 $250,000 *2020 Lower Capital Forecast range updated from $185 million to $195 million We will continue to update this forecast as we move through the year, including any capital deployment delays resulting from COVID-19. Management reaffirms its five year capital expenditure guidance up to $1 billion. From 2018 through September 30, 2020, the Company has invested $626 million on new capital expenditures.

GAAP Earnings per Share Guidance Analyst Estimate - Average CPK 2019 GAAP EPS CPK Guidance – Low Range CPK Guidance – High Range 2019 *Note: 2019 GAAP Diluted EPS ($3.96) – Diluted EPS from Continuing Operations ($3.72) 2021

Growth in Earnings per Share 13 Years of Record Earnings 5 Year CAGR = 9.9% 10 Year CAGR = 10.6% For Periods Ended December 31st Basic GAAP Earnings per Share

Return on Equity Chesapeake ROE Consistently Exceeds the Peer Median and 75th Percentile * 10-Year Peer 75th Percentile – 10.08% * 10-Year Peer Median – 8.86% 1 Year 3 Year 5 Year 10 Year CPK 12.01% 11.89% 11.84% 11.83% Peer Median 8.90% 10.04% 8.59% 8.86% Peer 75th Percentile 10.44% 10.63% 10.32% 10.08% Return on Equity For the periods ending December 31, 2019 * Normal Comparative Peer Group

Strong Track Record of Dividend Growth Driven by Earnings Growth On May 7, 2020, the Board of Directors increased the annualized dividend to $1.76 per share, an increase of 8.6%. The $0.14 per share increase aligns our five year EPS growth rate of 9.4% with our five year dividend growth rate of 8.9%. The latest increase represents the 17th consecutive year of dividend growth, and will result in Chesapeake having doubled its dividend over the last ten years.

Analyst Estimate - Average CPK 2019 GAAP EPS CPK Guidance – Low Range CPK Guidance – High Range Total Shareholder Return Increased Performance is Driving Increased Value

Analyst Estimate - Average CPK 2019 GAAP EPS CPK Guidance – Low Range CPK Guidance – High Range Market Capitalization Increased Performance is Driving Increased Value

Beth Cooper Executive Vice President, CFO and Asst. Secretary bcooper@chpk.com Thank You! Thomas E. Mahn Vice President and Treasurer tmahn@chpk.com